EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Reliant Energy, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-107295 and 333-107296) and on Form S-8 (No. 333-60124, 333-60328, 333-74754, 333-74790, 333-86608, 333-86610, 333-86612, 333-98273, 333-101471, 333-101473, 333-106097, and 333-106098) of Reliant Energy, Inc. of our:
Reports dated February 25, 2008, with respect to (i) the consolidated balance sheets of Reliant Energy, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years then ended, and the related financial statement schedule and (ii) the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to our audit of the adjustments to the financial information in note 16 to the 2005 consolidated financial statements to retrospectively reflect the change in subsidiary guarantors of Reliant Energy Inc.’s senior secured notes, as more fully described in that note. However, we were not engaged to audit, review, or apply any procedures to the 2005 consolidated financial statements other than with respect to such adjustments. Our report with respect to the consolidated financial statements also refers to changes in accounting for income tax uncertainties in 2007 and share-based payment transactions and defined benefit pension and other postretirement plans in 2006.
Report dated February 25, 2008, with respect to the consolidated balance sheets of RERH Holdings, LLC and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, members’ equity and comprehensive income, and cash flows for the years then ended, which report appears in the December 31, 2007 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to a change in accounting for income tax uncertainties in 2007.
Report dated February 25, 2008, with respect to the consolidated balance sheets of Reliant Energy Mid-Atlantic Power Holdings, LLC and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, member’s equity and comprehensive income (loss), and cash flows for the years then ended, which report appears in the December 31, 2007 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to changes in accounting for income tax uncertainties in 2007 and defined benefit pension and other post retirement plans in 2006.
Report dated February 25, 2008, with respect to the consolidated balance sheets of Orion Power Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for the years then ended, which report appears in the December 31, 2007 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to changes in accounting for income tax uncertainties in 2007 and defined benefit pension and other post retirement plans in 2006.
KPMG LLP
Houston, Texas
February 25, 2008